Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 875-0735

PREIT Reports Fourth Quarter 2014 Results Including Strong Same Store NOI Growth and Introduces 2015 Guidance

FFO, as adjusted increased 9.1% for the year
Same Store NOI improved by 5.8% for the quarter
Same Store NOI exceeded prior year by 3.1%
Comp Store Sales increased 3.7% to $394 per square foot

Philadelphia, PA, February 17, 2015 - PREIT (NYSE: PEI) today reported results for the quarter and year ended December 31, 2014.

•	FFO, as adjusted increased 9.1% for the year.

•	Same Store NOI improved by 5.8% for the quarter and 3.1% for the year.

•	Excluding lease termination revenue, Same Store NOI improved by 5.5% for the quarter and 3.0% for the year.

•	New leases for 948,000 square feet were executed in 2014, an increase of 51%.

•	Renewal spreads for 1,368,000 square feet of non-anchor space were 4.0% for the year.

•	Same Store mall occupancy, excluding anchors, improved by 20 basis points to 94.5%; Total Same Store mall occupancy improved by 10 basis points to 96.7%.

•	Activity in the asset disposition program continued with the sale of our interest in one power center and the listing for sale of five additional properties in the quarter.

•	Leverage ratio under our 2013 Revolving Facility and 2014 Term Loans (Total Liabilities to Gross Asset Value) was sequentially reduced by 120 basis points to 47.6%.

•	Quarterly common dividends were increased by 5.0% to $0.21 per share effective with the March 2015 payment.

“Our 2014 accomplishments evidence PREIT’s continued evolution into a higher quality mall REIT indicated by record sales, occupancy and Same Store NOI growth. Also noteworthy are peer leading non-core asset sales, record low leverage and ample liquidity,” said Joseph F. Coradino, Chief Executive Officer. “These achievements, coupled with the planned acquisition of Springfield Town Center and the redevelopment of The Gallery, clearly distinguish us from our peers.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarter and year ended December 31, 2014:

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	Quarter Ended December 31,		Year Ended December 31,
(In millions)	2014	2013	2014	2013
FFO	$42.0	$41.7	$129.4	$121.1
Acquisition costs	0.9	—	3.4	—
Provision for employee separation	—	—	5.0	2.3
Loss on hedge ineffectiveness	0.4	—	1.8	3.4
Accelerated amortization of deferred financing costs	—	—	—	1.1
FFO, as adjusted	$43.3	$41.7	$139.6	$127.9

	Quarter Ended December 31,		Year Ended December 31,
Per Diluted Share and OP Unit	2014	2013	2014	2013
FFO	$0.59	$0.59	$1.82	$1.81

FFO, as adjusted	$0.61	$0.59	$1.96	$1.92

The following tables set forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarter and year ended December 31, 2014:

	Quarter Ended December 31,		Year Ended December 31,
(In millions)	2014	2013	2014	2013
NOI	$77.7	$78.5	$277.9	$283.4
NOI from properties and interests in properties sold	(0.4)	(6.8)	(14.1)	(29.3)
NOI from acquisitions and other	(1.9)	(0.4)	(4.0)	(2.1)
Same Store NOI	75.4	71.3	259.8	252.0
Lease termination revenue	(1.3)	(1.1)	(1.9)	(1.6)
Same Store NOI excluding lease termination revenue	$74.1	$70.2	$257.9	$250.4

The following tables set forth information regarding net income (loss) and net income (loss) per diluted share for the quarter and year ended December 31, 2013:

	Quarter Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2014	2013	2014	2013
Net income (loss)	$19	$7.8	$(14.3)	$37.2
Net income (loss) per diluted share	$0.21	$0.05	$(0.44)	$0.31

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarters Ended December 31, 2014 and 2013:

•	Net income attributable to PREIT common shareholders was $14.5 million compared to $3.6 million for the quarter ended December 31, 2013.

•	Net gains on sales of interests in real estate included $14.9 million in connection with the sale of Whitehall Mall in 2014.

•	Same Store NOI increased $4.1 million, or 5.8%.

•	NOI decreased $6.5 million as a result of properties and interests in properties that were sold in 2013 and 2014.

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Primary Factors Affecting Financial Results for the Years Ended December 31, 2014 and 2013:

•	Gains on sales of discontinued operations of $78.5 million in 2013 resulting from the sales of Christiana Center, Paxton Towne Center, Commons at Magnolia and Orlando Fashion Square;

•	Net gains on sales of interests in real estate included $14.9 million in connection with the sale of Whitehall Mall in 2014.

•	Net loss attributable to PREIT common shareholders was $29.7 million compared to net income attributable to PREIT common shareholders of $20.0 million for the year ended December 31, 2013.

•	NOI increased $7.8 million, or 3.1%, for Same Store properties.

•	NOI decreased $15.3 million as a result of properties and interests in properties that were sold in 2013 and 2014.

•	Provision for employee separation expense was $5.0 million in the year ended December 31, 2014, compared to $2.3 million in the year ended December 31, 2013.

•	Other expenses increased $3.9 million primarily related to the pending acquisition of Springfield Town Center and expenses related to The Gallery joint venture and other professional fees.

•	Interest expense decreased $18.5 million primarily from lower overall debt balances and lower average interest rates offset by loss on hedge ineffectiveness.

•
Impairment of assets of $15.5 million, $2.9 million and $1.3 million was recognized in connection with the sales of Nittany Mall, North Hanover Mall and South Mall, respectively, in the year ended December 31, 2014. Impairment of assets of $30.0 million was recognized in the year ended December 31, 2013.

•	Weighted average shares outstanding increased because of the 11,500,000 common shares issued in May 2013.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Asset Dispositions

During the quarter, the Company sold its 50% ownership interest in Whitehall Mall in Whitehall, PA for $14.9 million plus the assumption of a $5.1 million mortgage loan.

The Company also sold an anchor pad and several outparcels in separate transactions for combined proceeds of $9.9 million.

The Company is seeking to divest the following five properties:

•	Palmer Park Mall in Easton, PA

•	Uniontown Mall in Uniontown, PA

•	Lycoming Mall in Williamsport, PA

•	Washington Crown Center in Washington, PA

•	Springfield Park in Springfield, PA

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Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including unconsolidated properties:

	Rolling Year Ended:
	December 31, 2014	December 31, 2013
Portfolio Sales per square foot (1)	$394	$380
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	December 31, 2014	December 31, 2013
Same Store Malls:
Total including anchors	96.7%	96.6%
Total excluding anchors	94.5%	94.3%
Portfolio Total Occupancy:
Total including anchors	95.4%	95.0%
Total excluding anchors	94.0%	93.5%

2015 Outlook
The Company estimates FFO for the year ended December 31, 2015 will be between $1.82 and $1.87 per diluted share and FFO as adjusted per share will be between $1.87 and $1.92.

Our 2015 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our guidance incorporates the following assumptions, among others:

•	2015 Same Store NOI growth in the range of 1.7% to 2.7%, excluding lease termination revenue;

•	Lower non-Same Store NOI resulting from the sale of non-core retail properties, exclusive of The Gallery;

•
Lower non-Same Store NOI from The Gallery. For the first seven months of 2014, The Gallery was wholly-owned by PREIT. For the last five months of 2014 and all of 2015, PREIT is assumed to own 50% of The Gallery. In addition, NOI from The Gallery is expected to be lower as a result of the ongoing efforts to terminate leases and vacate tenant spaces at The Gallery in preparation for the planned redevelopment;

•
Higher non-Same Store NOI from acquisitions and development activities resulting from a full year of ownership of two street retail properties, the planned acquisition of Springfield Town Center at the end of the first quarter 2015 (subject to customary closing conditions) and the opening of Gloucester Premium Outlets in August 2015;

•
Increase in the weighted average share count by approximately 4.7 million to give effect to the anticipated issuance of 6,250,000 OP units in connection with the planned acquisition of Springfield Town Center;

•	Recurring capital expenditures in the range of $45 to $50 million;

•	Redevelopment and development capital expenditures in the range of $80 to $110 million;

•	Our guidance does not contemplate any material property dispositions or acquisitions, other than Springfield Town Center; and

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•	Our guidance does not assume any capital market transactions, other than mortgage refinancings in the ordinary course of business.

A reconciliation from 2014 actual results to our 2015 guidance is set forth in the following table. Amounts set forth under the column labeled 2015 Guidance are based on the mid-point of the range for each of the line items set forth in the assumptions.

		Estimated
	2014 Actual	Adjustments	2015 Guidance
Same Store NOI	$259.8	$5.7	$265.5
NOI from retail properties sold	6.0	(6.0)	$—
NOI from acquisitions/development	0.8	13.4	$14.2
Share of NOI from The Gallery	10.7	(7.4)	$3.3
Other non-Same Store properties	0.6	0.6	$1.2
Total NOI	277.9	6.3	$284.2
Interest expense	(93.0)	(0.2)	$(93.2)
Preferred dividends	(15.8)	—	$(15.8)
Other revenues and expenses, net	(29.5)	(1.5)	$(31.0)
FFO, as adjusted	$139.6	$4.6	$144.2
Separation, acquisition and hedge costs	(10.2)	6.9	(3.3)
FFO	$129.4	$11.5	$140.9

Weighted average shares and equivalents	71.0	5.2	76.2

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.82	$1.87
Acquisition costs	0.05	0.05
FFO, as adjusted	1.87	1.92
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.07)	(2.06)
Net income (loss) attributable to PREIT common shareholders	$(0.20)	$(0.14)

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
February 18, 2015, to review the Company’s results and future outlook. To listen to the call, please dial 1-888-346-8835 (domestic toll free), 1-412-902-4271 (international), or 1-855-669-9657 (Canada toll free) and request to join the PREIT call at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through March 4, 2015 at 1-877-344-7529 (domestic toll free), 1-412-317-0088 (international), or 855-669-9658 (Canada toll free)

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using the replay code, 10057906. The online archive of the webcast will also be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company owns and operates 29 million square feet of space in properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, extraordinary items (computed in accordance with GAAP) and significant non-recurring events that materially distort the comparative measurement of company performance over time; plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

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We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months and year ended December 31, 2014 and 2013 to show the effect of acquisition costs, provision for employee separation expense, accelerated amortization of deferred financing costs and gain or loss on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as acquisition costs, provision for employee separation expense, accelerated amortization of deferred financing costs and gain or loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus property operating expenses (determined in accordance with GAAP), plus our share of revenue and property operating expenses of our partnership investments, and includes real estate revenue and property operating expense from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI. NOI excludes interest and other income, general and administrative expense, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, impairment losses, acquisition costs and other expense.

Portfolio

Includes all properties owned by the Company during the respective period.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of or reclassified as held for sale during the periods presented.

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This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility, our 2014 Term Loans and Letter of Credit; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled "Item 1A. Risk Factors." We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

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Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$69,000	$75,514	$278,896	$283,074
Expense reimbursements	30,638	31,842	126,925	126,909
Percentage rent	3,669	3,574	5,124	5,732
Lease termination revenue	1,352	998	2,250	1,565
Other real estate revenue	5,395	6,009	13,401	14,448
Real estate revenue	110,054	117,937	426,596	431,728
Other income	1,301	1,459	6,107	6,950
Total revenue	111,355	119,396	432,703	438,678
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate tax	(32,939)	(36,727)	(140,662)	(142,684)
Utilities	(4,422)	(5,043)	(23,993)	(22,028)
Other	(4,059)	(5,311)	(15,772)	(17,567)
Total property operating expenses	(41,420)	(47,081)	(180,427)	(182,279)
Depreciation and amortization	(36,694)	(36,406)	(144,304)	(140,880)
General and administrative expenses	(9,294)	(10,395)	(35,518)	(36,975)
Provision for employee separation expenses	—	—	(4,961)	(2,314)
Acquisition costs and other expenses	(1,607)	(561)	(4,937)	(1,422)
Total operating expenses	(89,015)	(94,443)	(370,147)	(363,870)
Interest expense, net	(20,373)	(20,227)	(82,165)	(98,731)
Impairment of assets	—	—	(19,695)	(6,304)
Total operating expenses	(109,388)	(114,670)	(472,007)	(468,905)
Income (loss) before equity in income of partnerships, gains on sales of interests in real estate and non-operating real estate and discontinued operations	1,967	4,726	(39,304)	(30,227)
Equity in income of partnerships	2,176	2,697	10,569	9,778
Net gains on sales of interests in real estate	13,113	—	12,699	—
Gains on sales of non-operating real estate	1,774	—	1,774	—
Net income (loss) from continuing operations	19,030	7,423	(14,262)	(20,449)
Discontinued operations:
Operating results from discontinued operations	—	248	—	2,812
Impairment of assets on discontinued operations	—	—	—	(23,662)
Gains on sales of discontinued operations	—	160	—	78,512
Income (loss) from discontinued operations	—	408	—	57,662
Net income (loss)	19,030	7,831	(14,262)	37,213
Less: net (income) loss attributed to noncontrolling interest	(572)	(281)	432	(1,354)
Net income (loss) attributable to PREIT	18,458	7,550	(13,830)	35,859
Less: dividends on preferred shares	(3,962)	(3,962)	(15,848)	(15,848)
Net income (loss) attributable to PREIT common shareholders	$14,496	$3,588	$(29,678)	$20,011

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS - EARNINGS PER SHARE	Quarter Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
(In thousands, except per share amounts)
Net income (loss) per share - PREIT - basic	$0.21	$0.05	$(0.44)	$0.31
Net income (loss) per share - PREIT - diluted (1)	$0.21	$0.05	$(0.44)	$0.31
Weighted average number of shares outstanding for diluted EPS	69,151	68,460	68,217	63,662

 (1)For the twelve month periods ended December 31, 2014 and 2013, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE INCOME (LOSS)	Quarter Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
(In thousands)
Net income (loss)	$19,030	$7,831	$(14,262)	$37,213
Unrealized (loss) gain on derivatives	(1,295)	900	(2,270)	9,647
Amortization of losses of settled swaps, net	704	303	2,924	5,069
Total comprehensive income (loss)	18,439	9,034	(13,608)	51,929
Less: Comprehensive (income) loss attributable to noncontrolling interest	(554)	(327)	413	(1,840)
Comprehensive income (loss) attributable to PREIT	$17,885	$8,707	$(13,195)	$50,089

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended December 31, 2014			Quarter Ended December 31, 2013
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$110,054	$14,145	$124,199	$117,937	$10,512	$634	$129,083
Property operating expenses	(41,420)	(5,119)	(46,539)	(47,081)	(3,192)	(299)	(50,572)
NET OPERATING INCOME	68,634	9,026	77,660	70,856	7,320	335	78,511
General and administrative expenses	(9,294)	—	(9,294)	(10,395)	—	—	(10,395)
Provision for employee separation expense	—	—	—	—	—	—	—
Other income	1,301	—	1,301	1,459	—	—	1,459
Acquisition costs and other expenses	(1,607)	(377)	(1,984)	(561)	—	—	(561)
Interest expense, net	(20,373)	(2,691)	(23,064)	(20,227)	(2,779)		(23,006)
Depreciation on non real estate assets	(447)	—	(447)	(332)	—	—	(332)
Gain on sales of non-operating real estate	1,774	—	1,774	—	—	—	—
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	—	(3,962)
FUNDS FROM OPERATIONS	36,026	5,958	41,984	36,838	4,541	335	41,714
Depreciation on real estate assets	(36,247)	(3,782)	(40,029)	(36,074)	(1,844)	(87)	(38,005)
Equity in income of partnerships	2,176	(2,176)	—	2,697	(2,697)	—	—
Gain on sales of interests in real estate	13,113	—	13,113	—	—	—	—
Operating results from discontinued operations	—	—	—	248	—	(248)	—
Gain on sales of discontinued operations	—	—	—	160	—	—	160
Preferred share dividends	3,962	—	3,962	3,962	—	—	3,962
Net income	$19,030	$—	$19,030	$7,831	$—	$—	$7,831
(1)Total includes the non-cash effect of straight-line rent of $375 and $426 for the quarters ended December 31, 2014 and 2013, respectively.
Weighted average number of shares outstanding			68,353				67,617
Weighted average effect of full conversion of OP Units			2,124				2,129
Effect of common share equivalents			798				844
Total weighted average shares outstanding, including OP Units			71,275				70,590
FUNDS FROM OPERATIONS			$41,984				$41,714
Acquisition Costs			926				—
Loss on hedge ineffectiveness			406				—
FUNDS FROM OPERATIONS AS ADJUSTED			$43,316				$41,714
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.59				$0.59
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.61				$0.59

SAME STORE RECONCILIATION	Quarter Ended December 31,
	Same Store		Non-Same Store		Total
	2014	2013	2014	2013	2014	2013
Real estate revenue	$118,866	$114,717	$5,333	$14,366	$124,199	$129,083
Property operating expenses	(43,446)	(43,431)	(3,093)	(7,141)	(46,539)	(50,572)
NET OPERATING INCOME (NOI)	$75,420	$71,286	$2,240	$7,225	$77,660	$78,511
Less: Lease termination revenue	1,346	1,095	31	30	1,377	1,125
NOI - EXCLUDING LEASE TERMINATION REVENUE	$74,074	$70,191	$2,209	$7,195	$76,283	$77,386

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$426,596	$47,504	$474,100	$431,728	$40,195	$10,014	$481,937
Property operating expenses	(180,427)	(15,815)	(196,242)	(182,279)	(11,960)	(4,288)	(198,527)
NET OPERATING INCOME	246,169	31,689	277,858	249,449	28,235	5,726	283,410
General and administrative expenses	(35,518)	—	(35,518)	(36,975)	—	—	(36,975)
Provision for employee separation expenses	(4,961)	—	(4,961)	(2,314)	—	—	(2,314)
Other income	6,107	—	6,107	6,950	—	—	6,950
Acquisition costs and other expenses	(4,937)	(397)	(5,334)	(1,422)	—	—	(1,422)
Interest expense, net	(82,165)	(10,873)	(93,038)	(98,731)	(11,084)	(1,753)	(111,568)
Depreciation on non real estate assets	(1,621)	—	(1,621)	(1,132)	—	—	(1,132)
Gain on sales of non-operating real estate	1,774	—	1,774	—	—	—	—
Preferred share dividends	(15,848)	—	(15,848)	(15,848)	—	—	(15,848)
FUNDS FROM OPERATIONS	109,000	20,419	129,419	99,977	17,151	3,973	121,101
Depreciation on real estate assets	(142,683)	(9,850)	(152,533)	(139,748)	(7,373)	(1,161)	(148,282)
Impairment of assets	(19,695)	—	(19,695)	(6,304)	—	—	(6,304)
Equity in income of partnerships	10,569	(10,569)	—	9,778	(9,778)	—	—
Net gains on sales of interests in real estate	12,699		12,699	—	—	—	—
Operating results from discontinued operations	—	—	—	2,812	—	(2,812)	—
Impairment of assets - discontinued operations	—	—	—	(23,662)	—	—	(23,662)
Gain on sales of discontinued operations	—	—	—	78,512	—	—	78,512
Preferred share dividends	15,848	—	15,848	15,848	—	—	15,848
Net income (loss)	$(14,262)	$—	$(14,262)	$37,213	$—	$—	$37,213
(1) Total includes the non-cash effect of straight-line rent of $1,582 and $1,571 for the twelve months ended December 31, 2014 and 2013, respectively.
Weighted average number of shares outstanding			68,217				63,662
Weighted average effect of full conversion of OP Units			2,128				2,194
Effect of common share equivalents			696				876
Total weighted average shares outstanding, including OP Units			71,041				66,732
FUNDS FROM OPERATIONS			$129,419				$121,101
Acquisition costs			3,441				—
Provision for employee separation expenses			4,961				2,314
Accelerated amortization of deferred financing costs			—				1,076
Loss on hedge ineffectiveness			1,761				3,409
FUNDS FROM OPERATIONS AS ADJUSTED			$139,582				$127,900
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$1.82				$1.81
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$1.96				$1.92

SAME STORE RECONCILIATION	Twelve Months Ended December 31,
	Same Store		Non-Same Store		Total
	2014	2013	2014	2013	2014	2013
Real estate revenue	$433,084	$419,855	$41,016	$62,082	$474,100	$481,937
Property operating expenses	(173,299)	(167,877)	(22,943)	(30,650)	(196,242)	(198,527)
NET OPERATING INCOME (NOI)	$259,785	$251,978	$18,073	$31,432	$277,858	$283,410
Less: Lease termination revenue	1,863	1,609	424	157	2,287	1,766
NOI - EXCLUDING LEASE TERMINATION REVENUE	$257,922	$250,369	$17,649	$31,275	$275,571	$281,644

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	December 31, 2014	December 31, 2013

(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,216,231	$3,450,317
Construction in progress	60,452	68,835
Land held for development	8,721	8,716
Total investments in real estate	3,285,404	3,527,868
Accumulated depreciation	(1,061,051)	(1,012,746)
Net investments in real estate	2,224,353	2,515,122
INVESTMENTS IN PARTNERSHIPS, at equity:	140,882	15,963
OTHER ASSETS:
Cash and cash equivalents	40,433	34,230
Tenant and other receivables (net of allowance for doubtful accounts of $11,929 and $13,123 at December 31, 2014 and December 31, 2013, respectively)	40,566	46,439
Intangible assets (net of accumulated amortization of $11,873 and $14,506 at December 31, 2014 and December 31, 2013, respectively)	6,452	9,075
Deferred costs and other assets, net	87,017	97,752
Total assets	2,539,703	2,718,581
LIABILITIES:
Mortgage loans	$1,407,947	$1,502,650
Term loans	130,000	—
Revolving facility	—	130,000
Tenants deposits and deferred rent	15,541	17,896
Distributions in excess of partnership investments	65,956	64,491
Fair value of derivative liabilities	2,490	844
Accrued expenses and other liabilities	73,032	76,248
Total liabilities	1,694,966	1,792,129
EQUITY:	844,737	926,452
Total liabilities and equity	$2,539,703	$2,718,581
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